[Letterhead]

Exhibit 5.1

May 7, 2007

Sciele Pharma, Inc.
5 Concourse Parkway, Suite 1800
Atlanta, Georgia 30328

Re:    Registration Statement on Form S-3

Ladies and Gentlemen

        This opinion is delivered in our capacity as counsel to Sciele Pharma, Inc., a Delaware corporation (the "Company"), in connection with the public offering (the "Offering") by the Company of up to $287,500,000 in aggregate principal amount of Contingent Convertible Senior Notes due 2027 (the "Notes"), covered by and included in the Registration Statement on Form S-3 (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Notes will be issued under an indenture (the "Indenture") to be entered into between the Company and LaSalle Bank National Association, as trustee (the "Trustee").

        In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (a) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us, and (b) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.

        Based upon and subject to the foregoing, we are of the opinion that, when the Notes have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company as contemplated by the Registration Statement and in accordance with the provisions of the Indenture, the Notes will be legally issued and will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

        Our opinion set forth above is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

        We are members of the Bar of the State of New York, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the State of New York and the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws, as currently in effect.

        This opinion has been prepared for your use in connection with the Registration Statement and may not be relied upon by the Company for any other purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

        This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

        We consent to the use of this opinion as an exhibit to the Registration Statement to be filed by the Company with the Commission on or about the date hereof and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP